EXHIBIT 10.2

FORM OF OFFER TO GUARANTEE A LOAN	Page 1 of 6

BY:

INVESTISSEMENT QUÉBEC, a legal person constituted under the Act respecting Investissement Québec and La Financière du Québec (R.S.Q., c. I-16.1), having its head office and a place of business at 1200 route de l'Église, Suite 500, Quebec City, Quebec, G1V 5A3 (“IQ”).

TO:	ABITIBI-CONSOLIDATED INC., a duly incorporated legal person having its head office at 1155 Metcalfe St., Montreal, Quebec, H3B 5H2 ( “ACI”);
AND:

DONOHUE CORP., a duly incorporated legal person having its head office at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle, DE 19801 and a place of business at 1155 Metcalfe St., Suite 800, Montreal, Quebec, H3B 5H2 (“Donohue”);

(collectively the “Company”).

WHEREAS ACI is established in several regions of Quebec and is a significant contributor to the economic activity of theses regions;

WHEREAS the Company does not have the financial ability to proceed with a corporate restructuring before it receives funds from a sale of assets;

WHEREAS ACI and certain of its subsidiaries have obtained an initial order under sections 4, 5, and 11 of the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36 (“CCAA”) from the Quebec Superior Court (“CCAA Court”) dated April 17, 2009 (“ACI Initial Order”);

WHEREAS Donohue and certain of its subsidiaries have obtained an initial order under Chapter 11 of the US Bankruptcy Code (“Chapter 11”) from the court having jurisdiction under the US Bankruptcy Code (“US Court”) dated April 16, 2009 (“Donohue Initial Order”);

WHEREAS ACI has asked the Quebec government for a loan guarantee to guarantee temporary financing by a financial institution of part of its operating costs during its financial restructuring;

WHEREAS section 28 of the Act respecting Investissement Québec and La Financière du Québec (R.S.Q., c l-16.1) provides that the government may, where a project is of major economic significance for Quebec, mandate IQ to grant and administer the assistance determined by the government to facilitate the realization of the project;

Initials of IQ’s representative	Initials of the ACI’s representative	Initials of Donohue's representative

FORM OF OFFER TO GUARANTEE A LOAN	Page 2 of 6

WHEREAS to finance the ongoing expenses and other general corporate expenses of ACI and its subsidiaries, including costs in connection with the administration of the proceeding under the CCAA and the ongoing and other general corporate expenses of Donohue and its subsidiaries, including costs in connection with the administration of the Chapter 11 proceedings, the Company has asked the Bank of Montreal (the “Lender”) and the Lender has agreed to grant it an interim loan in the amount of one hundred million American dollars ($US100,000,000) provided IQ guarantees the said loan;

WHEREAS pursuant to Order-in-Council No. 453-2009 dated April 16, 2009, IQ has been mandated by the Quebec government to grant the Company an offer to guarantee an interim loan of up to one hundred million American dollars (US$100,000,000);

NOW THEREFORE, the parties agree as follows:

1.	RECITALS

The recitals form an integral part of this offer to guarantee a loan.

2.	DIP LOAN GUARANTEE
2.1.

IQ offers the Company a guarantee (the “Guarantee”), in the form of 100% security, for the net loss (as defined in Schedule A) on an interim loan (the “DIP Loan”) of up to one hundred million American dollars (US$100,000,000) granted by the Bank of Montreal (the “Lender”) to the Company under a letter loan agreement dated May 6, 2009 between the Lender and the Company (the “Loan Agreement”).

3.	PROJECT

3.1.	The DIP Loan will be used exclusively for the Company’s turnaround project (the “Project”), which is described as follows:

Project		Financing
Company turnaround	US$100,000,000	DIP Loan guaranteed by IQ	US$100,000,000

Total:	US$100,000,000	Total:	US$100,000,000

Initials of IQ’s representative	Initials of the ACI’s representative	Initials of Donohue's representative

FORM OF OFFER TO GUARANTEE A LOAN	Page 3 of 6

4.	GUARANTEE TERM

4.1	The Guarantee is given from the date of the initial disbursement of the DIP Loan until April 30, 2010.

5.	UNDERTAKINGS TO BE FULFILLED BEFORE THE GUARANTEE COMES INTO EFFECT

5.1	Before the Guarantee comes into effect:

5.1.1	all the disbursement conditions set out in the Loan Agreement shall have been met;

5.1.2	a security agreement shall have been entered into between the Lender and IQ;

5.1.3

ACI shall irrevocably authorize the Lender to pay IQ out of the initial disbursement of the DIP Loan the Commitment Fee as described in paragraph 6.1.1 below. The said payment shall be considered a payment made by the Company.

5.1.4

ACI shall irrevocably authorize the Lender to pay IQ out of the initial disbursement of the DIP Loan all amounts which are or will be owed to it with respect to the professional fees and expenses incurred by IQ including, without limitation, legal and attorneys’ fees. Each such payment shall be considered a payment made by the Company.

5.1.5	the Lender shall have received an order from the CCAA Court recognizing the security required under the Loan Agreement, to its complete satisfaction.

6.	FEES

6.1	COMMITMENT FEE

6.1.1

This offer is subject to the payment of management fees (the “Commitment Fee”) of 0.65625% of the amount of the Guarantee, namely six hundred fifty-six thousand two hundred fifty American dollars (US$656,250).

Initials of IQ’s representative	Initials of the ACI’s representative	Initials of Donohue's representative

FORM OF OFFER TO GUARANTEE A LOAN	Page 4 of 6

6.2	GUARANTEE FEES

6.2.1	Guarantee fees of 1.75% per annum, calculated on the total amount of the DIP Loan, shall be payable to IQ upon the signing hereof and then annually on the anniversary date of the signing hereof.

7.	SECURITY

7.1

The Company undertakes, during the term of the Guarantee and as long as any amount is owed to IQ by the Company, to grant the Lender the security described in the Loan Agreement, to guarantee repayment of the DIP Loan, it being understood that Donohue may use the DIP Loan only to the extent it has granted the security described in the Loan Agreement.

7.2	The Company undertakes to sign any document necessary to set up the security described in the Loan Agreement further to an interim financing order (CCAA DIP Order).

8.	OBLIGATIONS OF THE COMPANY

8.1	As of the date this offer is accepted, for the entire term of the Guarantee and until payment in full of any amount which may be owed to IQ by the Company, the Company undertakes:

8.1.1	to comply with all the terms, conditions and undertakings of the Loan Agreement and this offer to guarantee a loan;

8.1.2

to provide, within 120 days of the end of any fiscal year, the audited financial statements of AbitibiBowater Inc. on a consolidated basis and the unaudited financial statements of ACI on a combined basis;

8.1.3

to provide, within 60 days of the end of each quarter, the quarterly financial statements of AbitibiBowater Inc. on a consolidated basis and the unaudited quarterly financial statements of ACI on a combined basis;

Initials of IQ’s representative	Initials of the ACI’s representative	Initials of Donohue's representative

FORM OF OFFER TO GUARANTEE A LOAN	Page 5 of 6

8.1.4

to ensure that the Company and its subsidiaries hold, to their satisfaction, an all-risk insurance policy with a hypothecary clause covering their assets for the full amount of the DIP Loan and designating the Lender as hypothecary creditor;

8.1.5

to accept the mandate of Raymond Chabot Grant Thornton LLP granted by Investissement Québec and to pay all costs in connection therewith, so that Raymond Chabot Grant Thornton LLP provides IQ with the following documents:

8.1.5.1	a written weekly report of the financial forecasts prepared by the Company, including an explanation of discrepancies between the forecasts and actual results;

8.1.5.2	at the request of IQ, a written report on the refinancing process of the Company’s accounts receivable;

8.1.5.3	at the request of IQ, a written report on the sale of its interests in the assets of La Compagnie Hydroélectrique Manicouagan;

8.1.5.4	at the request of IQ, a written report on the Company’s entire restructuring process; and

8.1.5.5

at the request of IQ, a written report on the level of sales during the restructuring period, comparing the financial forecasts with the historical level of plant operations and, if necessary, with orders on-hand;

8.1.6	to comply with all orders set out in the ACI Initial Order and the Donohue Initial Order and any subsequent orders;

8.1.7

to pay IQ and/or to irrevocably authorize the Lender to pay IQ upon each disbursement of the DIP Loan all amounts which are or will be owed with respect to the professional fees and expenses incurred by IQ including, without limitation, legal and advisors’ fees. Each of the said payments shall be considered a payment made by the Company;

Initials of IQ’s representative	Initials of the ACI’s representative	Initials of Donohue's representative

FORM OF OFFER TO GUARANTEE A LOAN	Page 6 of 6

8.1.8

to pay IQ and/or to irrevocably authorize the Lender to pay IQ upon each disbursement of the DIP Loan all payments which are or will be owed with respect to the professional fees and expenses incurred by the Department of Economic Development, Innovation and Trade for the analysis and setting up of this offer to guarantee a loan. Each of the said payments shall be considered a payment made by the Company.

9.	GENERAL

9.1	Any schedule attached hereto forms an integral part hereof.

9.2

Notwithstanding the terms and conditions hereof as well as the signature of Donohue hereon, (i) this offer shall not be enforceable against Donohue and its subsidiaries and (ii) any reference to “the Company” and “subsidiaries” shall exclude Donohue and its subsidiaries until a Chapter 11 DIP Order is obtained from the US Court and the parties acknowledge that Donohue is under no obligation to obtain or to take any action to obtain such an order.

INVESTISSEMENT QUÉBEC

Per:		Date:
Signature

Name of authorized signatory in block letters

Per:		Date:
Signature

Name of authorized signatory in block letters

Initials of IQ’s representative	Initials of the ACI’s representative	Initials of Donohue's representative

FORM OF OFFER TO GUARANTEE A LOAN	Page 1 of 1

ACCEPTANCE BY THE COMPANY

After reading the terms and conditions set out in this offer, we accept this offer to guarantee a loan.

We also attach an original cheque marked “VOID” in the name of ABITIBI-CONSOLIDATED INC. which includes all the information required to allow IQ to withdraw electronically, where applicable, any amount owed by the Company under the Guarantee.

ABITIBI-CONSOLIDATED INC.

Per:		Date:
Signature

Name of authorized signatory in block letters

DONOHUE CORP.

Per:		Date:
Signature

Name of authorized signatory in block letters

Initials of IQ’s representative	Initials of the ACI’s representative	Initials of Donohue's representative

SCHEDULE A

GENERAL TERMS AND CONDITIONS OF THE GUARANTEE

1.	NET LOSS

1.1.    For the purposes of the Guarantee, net loss is defined as the sum of the interest and principal of the DIP Loan forming the subject of a disbursement authorization by IQ which is due and unpaid on the date the DIP Loan is called, plus accrued interest, less the net proceeds from realizing the security given to guarantee repayment of the DIP Loan, where applicable.

It is understood that the maximum amount of the net loss may not in any event be greater than one hundred million American dollars (US$100,000,000).

2.	REPAYMENT

2.1.    The Company undertakes to repay IQ, on demand, any amount which IQ may be required to pay the Lender under the Guarantee, in principal and interest, and to hold it harmless with respect to any other loss, damage or costs which may result from the undertakings of IQ in relation to the Lender under the terms of the Guarantee.

3.	FEES

3.1.    The Commitment Fee and the guarantee fees owed by the Company to IQ hereunder, where applicable, shall be payable without notice or demand within the time indicated herein, at the offices of IQ or at any other place which IQ may indicate to the Company in writing. Such Commitment Fee and guarantee fees are not refundable under any circumstances, in whole or in part.

3.2.    The mere cashing of the Commitment Fee shall not create any entitlement in favour of the Company and shall in no way oblige IQ to implement the Guarantee, such rights and obligations being generated only to the extent that the terms and conditions indicated in this offer are satisfied.

3.3.    The guarantee fees shall always be payable in advance for the upcoming guarantee period.

4.	INTEREST RATE

4.1.   Any amount unpaid when due hereunder shall bear monthly interest as of such date at the weekly variable rate used by IQ, without notice or demand.

4.2.   For the purposes hereof, the variable weekly rate in effect at IQ is equal to the average prime rate of 6 Canadian chartered banks chosen by IQ, expressed on an annual basis, plus 1.75%. Such rate is revised once a week and may therefore vary weekly.

4.3.   The Company hereby accepts any variation in the interest rate which IQ may determine from time to time and which IQ takes into account in calculating interest payable on any amount due and payable hereunder.

4.4.   Any interest not paid when due shall also bear interest as of such date at the rate indicated in this offer, without notice or demand.

5.	ELECTRONIC WITHDRAWALS

5.1.    The Company hereby authorizes IQ to make, through manual or electronic withdrawals from its bank account, any payment which the Company is required to make to IQ hereunder. To this end, the Company hereby authorizes the bank or financial institution with which it does business to honour the withdrawals made by IQ.

5.2.    IQ shall send the Company in advance a debit note containing all the information relating to the payments to be made by the Company.

5.3.    The Company agrees to renew the above authorization if it changes banks or financial institutions as long as the Guarantee is in effect or as long as the Company may be indebted to IQ with respect to any payment owed hereunder and to inform IQ of such change by giving it a sample cheque from its new bank or financial institution marked "VOID" and containing all the necessary information.

5.4.    The Company agrees that any payment owed hereunder, including the payment of the guarantee fees, shall be made by cheque if IQ considers this method of payment preferable according to the circumstances.

6.	OBLIGATIONS OF THE COMPANY

As of the date of acceptance of this offer, for the entire term of the Guarantee and until payment in full of any amount which may be owed to IQ by the Company, the Company agrees:

6.1.    to provide, at the reasonable request of IQ, its audited annual financial statements, its quarterly financial statements, the financial statements of its subsidiaries and, where applicable, its consolidated financial statements or any other financial statement, whether audited or not, requested by IQ and within the time specified by it;

6.2.    at the reasonable request of IQ and within the time specified by it, to provide it with any information or document which it considers useful and relevant for the application of the Guarantee;

6.3.    to deal on a business basis and “at arm’s length” with any person, except as provided for with the Loan Agreement;

6.4.    not to grant loans, advances or any other form of financial assistance to its shareholders, directors or officers;

6.5.    not to grant loans, advances or any other form of financial assistance to its affiliates with the exception of Donohue or Bridgewater Paper Company Limited for an amount not to exceed $30,000,000 and with the exception of a subsidiary which guaranteed the DIP Loan;

6.6.    not to merge other than as authorized by the ACI Initial Order, the Donohue Initial Order or any subsequent order and the Loan Agreement;

6.7.	not to declare or pay any dividend;

6.8.    not to allow the security granted to any lender, including the security described herein, to be used to guarantee any new obligation and the amounts reimbursed under term loans guaranteed by the said securities to be advanced again following such repayment;

6.9.    to allow any representative of IQ, upon prior notice to the Company, to enter the premises of the Company during normal business hours and, at the expense of IQ, to examine therein the books, physical facilities and inventory of the Company and to obtain a copy of any document;

6.10.  to pay all expenses related to the preparation, signing and registration, where applicable, of the documents required to give legal effect to this offer and any amendment thereto;

6.11.  to take out, to the satisfaction of the Lender, an all-risk insurance policy with a hypothecary clause covering its assets for the full amount of the DIP Loan and designating the Lender as hypothecary creditor;

6.12.  to comply at all times with the laws of Quebec governing it and more specifically, but without limiting the generality of the foregoing, with environmental protection, labour and human rights standards;

6.13.	to adopt responsible social and political conduct at all times.
7.	DEFAULT

Notwithstanding any provision to the contrary in this offer, IQ reserves the right, at its discretion, to cancel any part of the Guarantee not in effect, to postpone its coming into effect or to require that the Lender recall the DIP Loan, and the Company undertakes to repay the DIP Loan on demand with interest, costs and incidentals, in the following situations:

7.1.   if any other order is issued allowing an action or right having priority over or ranking pari passu with the Lender;

7.2.   if any order is issued reversing the ACI Initial Order and the Donohue Initial Order establishing the DIP Loan or the CCAA or Chapter 11 proceeding;

7.3.	if the Company fails to repay IQ any amount which may be due hereunder;

7.4.   if any representation or warranty set out herein or in any other document or certificate given to IQ by the Company is found to be materially incorrect, erroneous or inaccurate;

7.5.   if the Company ceases any material undertaking or obligation in the opinion of IQ;

7.6.   if the Company or any of its subsidiaries (other than Bridgewater Paper Company Limited) makes an assignment of its property, is placed under receivership under the Bankruptcy and Insolvency Act, or if it is under a liquidation order under the Winding-up Act or any other statute to the same effect;

7.7.	if the Company does not maintain its legal existence;

7.8.   if there is a change of control of the Company or in the ultimate control of the Company which has not been authorized by IQ in writing in advance;

7.9.   if, in the opinion of IQ and without its consent, a material adverse effect (as defined in the Loan Agreement) occurs in the nature of the operations of the Company or in the level of risk generally;

7.10.	if the Company fails to fulfil any of its undertakings described in this offer; or
7.11.	if the Company does not apply the DIP Loan to carrying out the Project.
8.	NON-TRANSFERABILITY
8.1.	The Company may not assign or transfer the rights granted to it under this offer.
9.	INTERPRETATION

9.1.   This agreement is subject to the laws in force in Quebec and the application of the terms and conditions set out in the Act respecting Investissement Québec and La Financière du Québec and its programs.

9.2.   Only the French version hereof shall be considered official and in all cases it shall prevail over any translation which may accompany it.